Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SiTime Corporation

Santa Clara, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-253139) and Form S-8 (Nos. 333-235255, 333-236847, 333-253140, 333-262490, and 333-263039) of SiTime Corporation, Inc. of our reports dated February 27, 2023, relating to the consolidated financial statements and schedule, and the effectiveness of SiTime Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

February 27, 2023